[LETTERHEAD OF GREGORY & ELDREDGE, LLC]


                            INDEPENDENT AUDITORS' CONSENT


November 22, 2005


U.S. Securities and Exchange Commission
450 5th Street, N.W.
Washington, D.C.  20549


Re: Consent to be named in the S-8 Registration Statement of Wizzard Software Corporation, a Colorado corporation (the "Registrant"), SEC File No. 000-33381, to be filed on or about November 22, 2005, covering the registration and issuance of 200,000 shares of common stock to participants in the Company's 2005 Stock Option Plan

Ladies and Gentlemen:

     We hereby consent to the use of our audit report dated January 21, 2005, except for Note 15 as to which the date is February 8, 2005, that is contained in the Company's 10-KSB/A Annual Report for the fiscal year ended December 31, 2004, filed with the Securities and Exchange Commission on July 29, 2005 in the above referenced Registration Statement. We also consent to the use of our name as experts in such Registration Statement.

/s/ Gregory & Eldredge, LLC

Gregory and Eldredge, LLC,
Certified Public Accountants